SUB-ITEM 77Q1(e):

The Form of Interim Investment Advisory Agreement between Aberdeen Asset Management
Inc. ("AAMI") and the Registrant, on behalf of Arden Alternative Strategies Fund and Arden
Alternative Strategies II, is hereby incorporated by reference to Appendix B of Aberdeen Funds'
Pre-Effective Amendment #1 on Form N-14/A filed with the Securities and Exchange
Commission on October 21, 2015 (SEC Accession No. 0001104659-15-071961).